UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 674-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Jennifer Buell was appointed to the Board of Directors of Agenus Inc. (Agenus) on June 11, 2024, effective immediately.

Dr. Buell is 49 years old and brings more than 27 years of biopharmaceutical experience, leading teams to advance discovery candidates through to clinical development and commercialization. Dr. Buell has served as the Chairman of Agenus’s Executive Council since January 2023 and has served as the President and Chief Executive Officer of MiNK Therapeutics, Inc. since February 2021. Dr. Buell was previously Chief Operating Officer at Agenus from 2018 to December 2021, served as the President of Agenus from December 2019 until December 2021, and provided consulting services to Agenus from January 2022 until December 2022. Since July 2020, Dr. Buell has served as a director of Protagenic Therapeutics, Inc. From November 2013 to July 2016, Dr. Buell was Vice President, Research and Development Operations and Program Management at Agenus, expanding her role to include external affairs from July 2016 to November 2017, and from November 2017 to November 2018, she served as the Chief Communications and External Affairs Officer of Agenus. Prior to Agenus, Dr. Buell held leadership positions in R&D operations at Bristol-Myers Squibb and Harvard Clinical Research Institute (Baim), where she was involved in the development strategy and operations for a portfolio of industry and government-sponsored clinical programs. She obtained her Ph.D. in Cellular, Biochemical and Molecular Biochemistry from Tufts University.

There are no family relationships between Dr. Buell and any director or executive officer of Agenus and she was not selected as a director pursuant to any arrangement or understanding between her and any other person. She will not be appointed to any Committees of the Board of Directors.

Since January 1, 2023, Dr. Buell has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K, except as follows:

•
In January 2023, the Agenus Compensation Committee granted Dr. Buell an option to purchase 37,500 shares of our common stock with an exercise price of $47.40 (after giving effect to Agenus's one-for-twenty reverse stock split in April 2024), subject to a four-year vesting schedule where one-quarter of the options vest on the one-year anniversary of the grant date, with the remainder vesting in equal annual installments thereafter, generally subject to her continued employment or service with the Company.
•
In January 2024, the Agenus Compensation Committee granted Dr. Buell an option to purchase 37,500 shares of our common stock with an exercise price of $11.80 (after giving effect to Agenus’ one-for-twenty reverse stock split in April 2024), subject to a three-year vesting schedule where one-third of the options vest on the one-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to her continued employment or service with the Company.

A copy of the press release announcing Dr. Buell’s appointment to the Board of Directors is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated June 17, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 17, 2024	By:	/s/ Christine M. Klaskin
Christine M. Klaskin, VP Finance